Exhibit 99.1

UBS LOAN FINANCE LLC	UBS SECURITIES LLC
677 Washington Boulevard	299 Park Avenue
Stamford, Connecticut 06901	New York, New York 10171

June 17, 2007

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

Attention: Chief Financial Officer

Bank and Bridge Facilities Commitment Letter

Ladies and Gentlemen:

You have advised UBS Loan Finance LLC (“UBS”) and UBS Securities LLC (“UBSS” and, together with UBS, “we” or “us”) that The Finish Line, Inc. (“you” or the “Borrower”) proposes to acquire (the “Acquisition”) Genesco Inc. (the “Acquired Business”). The Acquisition will be effected pursuant to a merger agreement (the “Acquisition Agreement”) among you, a wholly-owned merger subsidiary created by you and the Acquired Business. All references to “dollars” or “$” in this agreement and the attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars. All references to “Borrower” or “Borrower and its subsidiaries” for any period from and after consummation of the Acquisition shall include the Acquired Business.

We understand that the sources of funds required to fund the Acquisition consideration, to repay certain existing indebtedness of Borrower, the Acquired Business and their respective subsidiaries of approximately $84.3 million (the “Refinancing”), to pay fees, commissions and expenses of approximately $70.5 million in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will include:

•

a senior secured revolving credit facility to Borrower of up to $450.0 million (the “Revolving Credit Facility”) as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the “Revolver Term Sheet”), of which no more than the Closing Date Permitted Revolver Draw shall be drawn immediately after giving effect to the Transactions;

•

a senior secured term loan facility to Borrower of up to $690.0 million (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Bank Facilities”), as described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the “Term Loan Term Sheet”);

•

the issuance by Borrower of up to $700.0 million aggregate gross proceeds of unsecured senior notes (the “Notes”) pursuant to a public offering or Rule 144A or other private placement (the “Notes Offering”) or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of up to $700.0 million under a senior unsecured credit facility (the “Bridge Facility” and, together with the Bank Facilities, the “Facilities”), as described in the Bridge Facility Summary of Principal Terms and Conditions attached hereto as Annex III (the “Bridge Term Sheet” and, together with the Revolver Term Sheet and the Term Loan Term Sheet, the “Term Sheets”); and

•	excess cash of the Borrower of approximately $11.0 million.

No other financing will be required for the uses described above. Immediately following the Transactions, neither you nor any of your subsidiaries will have any indebtedness or preferred equity other than the Bank Facilities, the Notes or the Bridge Facility and other existing indebtedness to be mutually agreed (including the Convertible Bonds, the Employee Preferred Stock and the Genesco Preferred Stock (in each case, as defined below)). As used herein, the term “Transactions” means the Acquisition, the Refinancing, the initial borrowings under the Bank Facilities, the issuance of the Notes or the borrowings under the Bridge Facility and the payments of fees, commissions and expenses in connection with each of the foregoing.

As used herein, the term “Closing Date Permitted Revolver Draw” means the positive difference, if any, between (i) $250.0 million and (ii) (a) the amount of 4.125% Convertible Subordinated Debentures due 2023 (the “Convertible Bonds”) outstanding on the Closing Date after giving effect to any tender offer for or conversion of the Convertible Bonds on or prior to the Closing Date, (b) the amount of the Acquired Business’s Employees’ Subordinated Convertible Preferred Stock (the “Employee Preferred Stock”) outstanding on the Closing Date after giving effect to any tender offer for or conversion of the Employee Preferred Stock on or prior to the Closing Date and (c) the amount of the Acquired Business’s preferred stock other than Employee Preferred Stock (the “Genesco Preferred Stock”) outstanding as of the Closing Date after giving effect to any redemption of, tender offer for or conversion of the Genesco Preferred Stock on or prior to the Closing Date; provided however that in no event shall the Closing Date Permitted Revolver Draw exceed the Borrowing Base Amount (as defined in the Revolver Term Sheet).

Notwithstanding anything to the contrary herein, to the extent that the Borrowing Base Amount (as defined in the Revolver Term Sheet) as of the Closing Date is not sufficient to fund, together with the amount of the Term Loan Facility set forth above, the Acquisition consideration, the Refinancing and the payments of fees, commissions and expenses in connection with the Acquisition, the Refinancing, the Notes Offering and the Facilities (the “Funding Shortfall”), the amount of the Term Loan Facility set forth above shall be increased on a dollar-for-dollar basis by the amount of the Funding Shortfall and the Revolving Credit Facility shall be reduced on a dollar-for-dollar basis by the amount of the Funding Shortfall.

Commitments.

You have requested that UBS commit to provide the Facilities and that UBSS agree to structure, arrange and syndicate the Facilities.

UBS is pleased to advise you of its commitment to provide the entire amount of the Bank Facilities to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS hereunder is subject to the negotiation, execution and delivery of definitive documentation (the “Bank Documentation”) with respect to the Bank Facilities reasonably satisfactory to UBS reflecting the terms and conditions set forth in the Bank Term Sheet, in Annex IV hereto (the “Conditions Annex”) and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”), and such other terms (but not conditions) as you and we may mutually agree. In addition, UBS is pleased to advise you of its commitment to provide the entire amount of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS hereunder is subject to the negotiation, execution and delivery of definitive documentation (the “Bridge Documentation” and, together with the Bank Documentation, the “Financing Documentation”) with respect to the Bridge Facility reasonably satisfactory to UBS reflecting the terms and conditions set forth in the Bridge Term Sheet, the Conditions Annex and the Fee Letter, and such other terms (but not conditions) as you and we may mutually agree. You agree that the closing of the Facilities, and if applicable, the Notes Offering (the “Closing Date”) shall be a date mutually agreed upon between you and us, but which shall be concurrent with the closing of the Acquisition in accordance with the Acquisition Agreement so long as all conditions precedent to the initial funding of the Facilities set forth herein, in the Term Sheets and in the Conditions Annex have been satisfied, or as soon as practicable thereafter after all such conditions are satisfied.

Syndication.

It is agreed that UBSS will act as the sole and exclusive advisor, arranger and book-manager for the Facilities, and, in consultation with you, will exclusively manage the syndication of the Facilities, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Facilities other than as provided herein and in the Fee Letter in order to obtain its commitment to participate in such Facilities, in each case unless you and we so agree.

UBS reserves the right, prior to or after execution of the Bank Documentation, in consultation with you, to syndicate all or a portion of its commitment to one or more institutions (other than those certain institutions previously identified by you in your reasonable discretion to us, if any, prior to the date of this Commitment Letter to be excluded from syndication, the “Blacklist”) that will become parties to the Bank Documentation (UBS and the institutions becoming parties to the Bank Documentation with respect to all or a portion of the Bank Facilities, the “Bank Lenders”). UBS also reserves the right, prior to or after the execution of the Bridge Documentation, to syndicate all or a portion of its commitment to one or more institutions other than those on the Blacklist that will be-

come parties to the Bridge Documentation (UBS and the institutions becoming parties to the Bridge Documentation, the “Bridge Lenders” and, together with the Bank Lenders, the “Lenders”). Notwithstanding UBS’s right to syndicate the Facilities and receive commitments with respect thereto, UBS will not be relieved of all or any portion of its commitments hereunder prior to the initial funding under the Facilities. Without limiting your obligations to assist with syndication efforts as set forth herein, UBS agrees that completion of such syndications is not a condition to its commitments hereunder.

UBSS will exclusively manage all aspects of the syndication of the Facilities, including selection of additional Lenders (other than the Blacklist), determination of when UBSS will approach potential additional Lenders, awarding of any naming rights and the final allocations of the commitments in respect of the Facilities among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause the Acquired Business to (including with a covenant to such effect in the Acquisition Agreement), actively assist UBSS in achieving a timely syndication of the Facilities. To assist UBSS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to, (a) prepare and provide all financial and other information as we may reasonably request and as is customary for similar financings with respect to you, the Acquired Business, your and their respective subsidiaries and the transactions contemplated hereby, including but not limited to financial projections (the “Projections”) relating to the foregoing, (b) provide copies of any due diligence reports or memoranda prepared at your direction or any of your affiliates by legal, accounting, tax or other advisors in connection with the Acquisition (subject to (x) the delivery of customary non-disclosure agreements reasonably acceptable to UBSS and (y) your right to maintain any applicable attorney-client or other applicable privilege as you may reasonably determine in good faith), (c) use commercially reasonable efforts to ensure that such syndication efforts benefit materially from your existing lending relationships and the existing lending relationships of the Acquired Business and your and its respective subsidiaries, (d) make available to prospective Lenders your senior management and advisors, and the senior management of the Acquired Business and its subsidiaries at mutually agreeable times, (e) host, with UBSS, one or more meetings with prospective Lenders under each of the Facilities at mutually agreeable times, (f) assist UBSS in the preparation of one or more customary confidential information memoranda and other customary marketing materials to be used in connection with the syndication of each of the Facilities, and (g) use commercially reasonable efforts to obtain, at your expense, monitored public ratings of the Facilities and the Notes from Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) at least 30 days prior to the Closing Date and to participate reasonably in the process of securing such ratings, including having your senior management and the senior management of the Acquired Business meet with such rating agencies at mutually agreeable times.

At our request, you agree to prepare a version of the information package and presentation and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning you or the Acquired Business, your or their respective affiliates or your or their securities. In addition, you agree that unless specifically labeled “PUBLIC — Contains No Material Non-Public Information,” all information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Facilities, whether through an Internet website (including, without limitation, an IntraLinks workspace), electronically, in presen-

tations at meetings or otherwise, will be assumed by us to contain material non-public information concerning you or the Acquired Business, your or their respective affiliates or your or their securities. You acknowledge and agree that the following documents are public and may be distributed to public Lenders (unless you promptly notify us otherwise): (a) drafts and final definitive documentation with respect to the Facilities; (b) administrative materials prepared by us for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) notification of changes in the terms of the Facilities.

Information.

You hereby represent and covenant that (a) to the best of your knowledge, all information (other than the Projections) that has been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or its respective representatives in connection with the transactions contemplated hereby (the “Information”), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading and (b) the Projections that have been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or its respective representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved). You agree to supplement the Information and the Projections from time to time and agree to promptly advise us and the Lenders of all developments materially affecting you, the Acquired Business, any of your or its respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to us or any of the Lenders.

Compensation.

As consideration for the commitments of UBS hereunder with respect to the Facilities and the agreement of UBSS to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay, or cause to be paid, the fees set forth in the Term Sheets and the Fee Letter. Once paid, such fees shall not be refundable under any circumstances.

Conditions.

The commitment of UBS hereunder with respect to each of the Facilities and UBSS’s agreement to perform the services described herein may be terminated by UBS if (i) since the date hereof, a Material Adverse Effect (as defined below) has occurred with respect to the Acquired Business and its subsidiaries, considered as a whole, that has not been cured prior to December 31, 2007; or (ii) any condition set forth in either Term Sheet or the Conditions Annex is not satisfied or any covenant or agreement in this Commitment Letter or the Fee Letter is not complied with in any material respect. As used herein, “Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Acquired Business and its subsidiaries, taken as a whole; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) the announcement of the execution of the Acquisition Agreement or the pendency of consummation of the Acquisition (including the threatened or actual impact on relationships of the Acquired Business and its subsidiaries with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual termination, suspension, modification or reduction of such relationships)); (B) changes in the national or world economy or financial markets as a whole or changes in general economic conditions that affect the industries in which the Acquired Business and its subsidiaries conduct their business, so long as such changes or conditions do not adversely affect the Acquired Business and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (C) any change in applicable law, rule or regulation or in accounting principles generally accepted in the United States or interpretation thereof after the date hereof, so long as such changes do not adversely affect the Acquired Business or its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate; (D) the failure, in and of itself, of the Acquired Business to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; provided, however, that the facts and circumstances underlying any such failure may, except as may be provided in subsection (A), (B), (C), (E), (F) and (G) of this definition, be considered in determining whether a Material Adverse Effect has occurred; (E) a decline in the price, or a change in the trading volume, of the common stock of the Acquired Business on the New York Stock Exchange or the Chicago Stock Exchange; (F) compliance with the terms of, and taking any action required by, the Acquisition Agreement, or taking or not taking any actions at the request of, or with the consent of, you; and (G) acts or omissions of you or your wholly-owned merger subsidiary after the date of the Acquisition Agreement (other than actions or omissions specifically contemplated by the Acquisition Agreement).

Notwithstanding anything in this Commitment Letter, the Term Sheets, the Fee Letter, the Financing Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to the Borrower, the Acquired Business, their respective subsidiaries and their respective businesses the making of which shall be a condition to availability of the Facilities on the Closing Date shall be (A) such of the representations made by the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement (including but not limited to the Acquired Business’ representation regarding the nonoccurrence of a Material Adverse Effect since February 3, 2007) (collectively, the “Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Financing Documentation shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth herein and in the Term Sheets and the Conditions Annex are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties relating to the Borrower and the Acquired Business set forth in the Term Sheets relating to corporate power and authority, the due authorization, execution, delivery and enforceability of the Financing Documentation, the Financing Documentation not conflicting with charter documents or law, Federal Reserve margin regulations, validity, priority and perfection of security interests (subject to paragraph

6 of the Conditions Annex), status of debt under the applicable Facility as senior debt, the Patriot Act and the Investment Company Act.

Clear Market.

From the date of this Commitment Letter until the earlier of (x) our completion of syndication (as determined by us and notified in writing to you) of each of the Facilities and, if later, of the distribution of the Notes or (y) 90 days after the Closing Date, you will (and with respect to the Acquired Business, until the Closing Date, you will use commercially reasonably efforts to) ensure that no financing for you, the Acquired Business or any of your or its respective subsidiaries or affiliates is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the reasonable judgment of UBS, a detrimental effect upon the transactions contemplated hereby.

Indemnity and Expenses.

By your acceptance below, you hereby agree to indemnify and hold harmless us and our affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or any of the transactions contemplated hereby or thereby or the providing or syndication of the Facilities (or the actual or proposed use of the proceeds thereof), and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. None of us (or any of our respective affiliates) shall be responsible or liable to you, the Acquired Business or any of your or its respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or the transactions contemplated hereby or thereby. In addition, you hereby agree to reimburse us from time to time upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS and UBSS, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Facilities, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Financing Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Financing Documentation is executed and delivered or any extensions of credit are made under either of the Facilities.

Confidentiality.

This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheets, the Conditions Annex or the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to your directors, officers, employees, legal counsel and accountants, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheets and the Conditions Annex (but not the Fee Letter) may be disclosed to the Acquired Business and its directors, officers, employees, advisors and agents, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby.

Until the earlier of the execution of the Financing Documentation and 90 days following the termination of this Commitment Letter, UBS and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent UBS or its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case UBS, to the extent permitted by law, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over UBS or any of its affiliates (in which case UBS, to the extent permitted by law, agrees to inform you promptly thereof), (c) to the extent that such information becomes publicly available other than by reason of disclosure by UBS or any of its related parties, (d) to the extent that such information is received by UBS from a third party that is not to UBS’ knowledge subject to confidentiality obligations to you, (e) to the extent that such information is independently developed by UBS or its affiliates, (f) to UBS’ affiliates and the employees, legal counsel, independent auditors and other experts or agents of UBS or UBS’ affiliates who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (with UBS responsible for such persons’ compliance with this paragraph), (g) to potential Lenders, participants or assignees or swap counterparties who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence” defense or enforcing its rights hereunder, (i) to any other party hereto or its affiliates, (j) to Moody’s and/or S&P or (k) with your consent (including in a confidential information memorandum or other marketing document).

Other Services.

You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to you, the Acquired Business and/or your or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

Governing Law, Etc.

This Commitment Letter and the commitment of UBS shall not be assignable by you without the prior written consent of UBS, and any purported assignment without such consent shall be void. We reserve the right to employ the services of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion. You also agree that, subject to the penultimate sentence in the second paragraph under the caption “Syndication” herein, UBS may at any time and from time to time assign all or any portion of its commitments hereunder to one or more of its affiliates. You further acknowledge that we may share with any of our affiliates, and such affiliates may share with us, any information related to you, the Acquired Business, or any of your or its respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby. We agree to treat, and cause any such affiliate to treat, all non-public information provided to us by you as confidential information in accordance with customary banking industry practices.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto and, with respect to the indemnification provided under the heading “Indemnity and Expenses,” each Indemnified Person.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

Patriot Act.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), we and the other Lenders may be required to obtain, verify and record information that identifies you, which information includes the name, address and tax identification number and other information regarding you that will allow us or such Lender to identify you in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the Lenders.

Please indicate your acceptance of the terms hereof and of the Term Sheets, the Conditions Annex, the Fee Letter by returning to us executed counterparts of this Commitment Letter, the Fee Letter not later than 5:00 p.m., New York City time, on June 22, 2007 (the “Deadline”). This Commitment Letter and the commitments of UBS hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter, and our receipt of executed counterparts hereof and thereof on or prior to the Deadline. Upon the earliest to occur of (A) the execution and delivery of the Financing Documentation by all of the parties thereto and the initial funding of the Term Loan Facility on the Closing Date, (B) December 31, 2007, if the Financing Documentation shall not have been executed and delivered by all such parties prior to that date and (C) if earlier than (B), the date of termination of the Acquisition Agreement, this Commitment Letter and the commitments of UBS hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless UBS and UBSS shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letter shall survive termination of (i) this Commitment Letter (or any portion hereof) and (ii) any or all of the commitments of UBS hereunder. The provisions under the headings “Syndication” and “Clear Market” above shall survive the execution and delivery of the Financing Documentation.

[Signature Page Follows]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

UBS LOAN FINANCE LLC

By:	/s/ John C. Crockett
Name:	John C. Crockett
Title:	Executive Director

By:	/s/ Warren Jervey
Name:	Warren Jervey
Title:	Executive Director and Counsel Region Americas Legal

UBS SECURITIES LLC

By:	/s/ John C. Crockett
Name:	John C. Crockett
Title:	Executive Director

By:	/s/ Warren Jervey
Name:	Warren Jervey
Title:	Executive Director and Counsel Region Americas Legal

Signature page to Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

UBS LOAN FINANCE LLC

By:
Name:
Title:

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

THE FINISH LINE, INC.

By:	/s/ Kevin S. Wampler
Name:	Kevin S. Wampler
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

Signature page to Commitment Letter

ANNEX I

REVOLVING CREDIT FACILITY

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS1

Borrower:	The Finish Line, Inc. (“Borrower”), the outstanding equity interests of which are currently traded in the public securities markets.

Sole Lead Arranger and Sole Book Running Manager:	UBS Securities LLC (“UBSS” or the “Arranger”).

Lenders:	A syndicate of banks, financial institutions and other entities (other than the Blacklist), including UBS Loan Finance LLC (“UBS”), arranged by UBSS (collectively, the “Lenders”).

Revolving Administrative Agent and Issuing Bank:	UBS AG, Stamford Branch.

Revolving Co-Collateral Agents:	UBS AG, Stamford Branch and a financial institution to be designated by the Arranger (together, the “Revolving Co-Collateral Agents”).

Swingline Lender:	UBS Loan Finance LLC.

Type and Amount of Facility:	An asset-based revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $450.0 million (the “Maximum Amount”).

Purpose:	Not more than the Closing Date Permitted Revolver Draw will be used on the Closing Date to finance a portion of the Acquisition consideration and the Refinancing and to pay fees, commissions and expenses in connection therewith. Following the Closing Date, the Revolving Credit Facility will also be used by Borrower and its subsidiaries for working capital and general corporate purposes.

Maturity Date:	5 years from the Closing Date.

Availability:	Upon satisfaction or waiver of conditions precedent to drawing to be specified herein and subject to the then current Bor-

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

rowing Base, borrowings may be made at any time on or after the Closing Date to but excluding the business day preceding the maturity date of the Revolving Credit Facility. Borrowing availability under the Revolving Credit Facility will be limited to the lesser of (i) the Borrowing Base Amount (as defined below) and (ii) the Maximum Amount, in each case less any applicable reserves as determined by the Revolving Administrative Agent in its reasonable discretion.

Letters of Credit:	Up to $50.0 million of the Revolving Credit Facility will be available for letters of credit, on terms and conditions to be set forth in the Bank Documentation. Each letter of credit shall expire not later than the earlier of (i) 12 months after its date of issuance and (ii) the fifteenth day prior to the Maturity Date of the Revolving Credit Facility.

Drawings under any letter of credit shall be reimbursed by Borrower on the same business day. To the extent that Borrower does not reimburse the Issuing Bank on the same business day, the Lenders under the Revolving Credit Facility shall be irrevocably obligated to reimburse the Issuing Bank pro rata based upon their respective Revolving Credit Facility commitments.

The issuance of all letters of credit shall be subject to the customary procedures of the Issuing Bank.

Swingline Facility:	Up to $25.0 million of the Revolving Credit Facility will be available for swingline borrowings, on terms and conditions to be set forth in the Bank Documentation.

Except for purposes of calculating the commitment fee described below, any swingline borrowings will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis.

Amortization:	None.

Interest:	At Borrower’s option, loans will bear interest based on the Base Rate or LIBOR, as described below (except that all swingline borrowings will accrue interest based on the Base Rate):

A. Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears. The Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the prime commercial lending rate of UBS AG, as established from time to time at its Stamford Branch.

Base Rate borrowings will be in minimum amounts to be agreed upon and (other than swingline borrowings) will require same day prior notice.

B. LIBOR Option

Interest will be determined for periods to be selected by Borrower (“Interest Periods”) of one, two, three or six months (or nine or twelve months if agreed to by all relevant Lenders) and will be at an annual rate equal to the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U.S. dollars, plus the applicable Interest Margin. LIBOR will be determined by the Revolving Administrative Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR will be adjusted for statutory reserve requirements (if any).

LIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.

Default Interest and Fees:	Upon the occurrence and during the continuance of a payment default, interest will accrue (i) in the case of principal or interest on any loan at a rate of 2.0% per annum plus the rate otherwise applicable to such loan and (ii) in the case of any other amount, at a rate of 2.0% per annum plus the non-default interest rate then applicable to Base Rate loans under the Revolving Credit Facility. Default interest shall be payable on demand.

Interest Margins:	The applicable Interest Margin will be the basis points set forth in the following table:

	Base Rate Loans	LIBOR Loans
Revolving Credit Facility	25 bps	150 bps

After the date on which Borrower shall have delivered financial statements for the fiscal quarter ending at least six months after the Closing Date, the Interest Margin will be determined pursuant to the following grid based on Excess Availability (as defined below).

Excess Availability	Base Rate Loans	LIBOR Loans
< $100.0 million	50 bps	175 bps

> $100.0 million and < $300.0 million	25 bps	150 bps

> $300.0 million	0 bps	125 bps

“Excess Availability” shall mean, on the date of determination, (a) the lesser of (i) the commitments of all of the Lenders under the Revolving Credit Facility and (ii) the Borrowing Base on the date of determination less (b) all outstanding loans and obligations in respect of letters of credit under the Revolving Credit Facility.

Commitment Fee:	A Commitment Fee shall accrue on the unused amounts of the commitments under the Revolving Credit Facility. Such Commitment Fee will be 0.25% per annum. Accrued Commitment Fees will be payable quarterly in arrears (calculated on a 360-day basis) for the account of the Lenders from the Closing Date.

Letter of Credit Fees:	Borrower will pay (i) the Issuing Bank a fronting fee equal to 12.5 basis points per annum and (ii) the Lenders under the Revolving Credit Facility letter of credit participation fees equal to the Interest Margin for LIBOR Loans under the Revolving Credit Facility, in each case, on the undrawn amount of all outstanding letters of credit. In addition, Borrower will pay the Issuing Bank customary issuance fees.

Mandatory Prepayments:	From and after the date that is 30 days after the Closing Date, all cash or cash equivalents (other than payroll accounts and certain other accounts to be mutually agreed) and proceeds will be deposited (or swept within 3 business days after receipt of collected funds) into one or more bank accounts with respect to which account control agreements acceptable to the Revolving Co-Collateral Agents and the Revolving Administrative Agent have been executed and delivered or with respect to which the Revolving Co-Collateral Agents have otherwise obtained control in a manner acceptable to the Revolving Co-Collateral Agents and the Revolving Administrative Agent and if either (a) an Event of Default shall have occurred and be continuing or (b) Excess Availability shall be less than $50.0 million at any time (each of clauses (a) and (b), a “Trigger Event”), such proceeds, at the option of the Revolving Co-Collateral Agents, shall be applied to reduce the balance of any swingline loans, and thereafter to any other revolving loans outstanding under the Revolving Credit Facility or to cash collateralize Letters of Credit.

Borrower shall make mandatory prepayments with respect to outstanding borrowings under the Revolving Credit Facility in an amount, if any, required from time to time, to assure that amounts outstanding under the Revolving Credit Facility do not exceed the Borrowing Base. Any such prepayments shall not reduce the commitments.

There will be no prepayment penalties (except LIBOR breakage costs) for mandatory prepayments.

Optional Prepayments:	Permitted in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Application of Prepayments:	Mandatory and optional prepayments shall be applied first to repay any swingline loans, then to prepay principal on a pro rata basis among the Lenders and pay accrued and unpaid interest on the principal amount so prepaid.

Guarantees:	The Revolving Credit Facility will be fully and unconditionally guaranteed on a joint and several basis by all of the existing and future direct and indirect domestic subsidiaries of Borrower (collectively, the “Guarantors”).

Security:	The Revolving Credit Facility and any hedging or treasury management obligations to which a Lender or an affiliate of a

Lender is a counterparty will be secured by (i) perfected first priority security interests on all accounts receivable, inventory and deposit accounts of Borrower and the Guarantors, wherever located, now or hereafter owned, and all proceeds thereof (including cash, cash equivalents, instruments, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and deposit accounts) and (ii) perfected second priority pledges of all of the equity interests of each of Borrower’s direct and indirect domestic subsidiaries (and of 65% of the equity interests of each of the Borrower’s direct and indirect first-tier foreign subsidiaries) and perfected second priority security interests in and mortgages on all tangible and intangible assets of the Borrower and the Guarantors, wherever located, now or hereafter owned (including, without limitation, equipment, general intangibles, intercompany notes, insurance policies, investment property, intellectual property, owned real property and cash and proceeds of the foregoing), other than the assets set forth in subparagraph (i) above, subject to such exceptions as are agreed.

The priority of the security interests and related creditor rights between the Revolving Credit Facility and the Term Loan Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”) on terms and conditions reasonably satisfactory to the Revolving Administrative Agent, the Revolving Co-Collateral Agents, the Term Loan Administrative Agent and the Term Loan Collateral Agent.

Borrowing Base:	The amount from time to time outstanding (including any obligations with respect to Letters of Credit) under the Revolving Credit Facility shall not exceed the lesser of the Maximum Amount or the total of (the “Borrowing Base Amount”):

	1.	90% of the value of Borrower’s eligible credit card receivables and, to the extent not constituting eligible credit card receivables, 85% of the value of Borrower’s eligible accounts; plus

	2.	(i) During the period from the Closing Date through the first anniversary thereof, the lesser of (x) 75% of the lower of cost or market value of Borrower’s eligible inventory, or (y) 90% of the net orderly liquidation value of such eligible inventory (based on the most recent inventory appraisal), and (ii) thereafter, the lesser of (x) 75% of the lower of cost or market value of Borrower’s eligible inventory, or (y) 85% of the net orderly liquidation value of such eligible inventory (based on the most recent inventory appraisal); minus

	3.	reserves as the Revolving Co-Collateral Agents may, from time to time, establish in good faith.

Actual advance rates and details of eligibility criteria as well as other levels of and limitations on collateral that may be included in the Borrowing Base, are to be determined after the collateral audit and appraisals are completed and shall be subject to further revision, from time to time, pursuant to procedures to be detailed in the Bank Documentation. In addition, the Revolving Co-Collateral Agents and the Revolving Administrative Agent shall have the right to establish reserves with respect to the borrowing base for such purposes and in such amounts as they shall determine appropriate in their discretion from time to time, pursuant to procedures to be detailed in the Bank Documentation.

Conditions to Initial Borrowings:	Conditions precedent to initial borrowings under the Revolving Credit Facility will be those set forth in the Commitment Letter and in Annex IV to the Commitment Letter and the accuracy of the Acquisition Agreement Representations and the Specified Representations.

Conditions to Each Borrowing:	Conditions precedent to each borrowing or issuance under the Revolving Credit Facility will be (1) the absence of any continuing default or event of default, (2) subject to the limitations set forth in the penultimate sentence under “Conditions” in the Commitment Letter, the accuracy of all representations and warranties, (3) receipt of a customary borrowing notice or letter of credit request, as applicable and (4) continued compliance with the Borrowing Base requirements after giving effect to such borrowing or issuance.

Representations and Warranties:	Representations and warranties will apply to Borrower and its subsidiaries, will be subject to materiality levels and/or exceptions to be negotiated and reflected in the Bank Documentation, and will be:

Accuracy and completeness of financial statements (including that pro forma financial statements and forecasts are prepared in good faith based upon reasonable assumptions); no mate-

rial adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of the Bank Documentation; no conflict with law or contractual obligations; no labor disputes; no material litigation; no material casualty event; no default; ownership of property; liens; intellectual property; use of proceeds; taxes; Federal Reserve regulations; ERISA; Investment Company Act; subsidiaries; no restrictions on subsidiaries regarding dividends, loans to Borrower or its subsidiaries or transfer of property to Borrower or its subsidiaries; environmental matters; solvency; accuracy and completeness of disclosure; Patriot Act and anti-terrorism law compliance; location of inventory; accuracy of Borrowing Base; creation and perfection of security interests; and status of debt under the applicable Facility as senior debt or designated senior debt.

Reporting and Related Requirements:	Customary in credit agreements of this nature, including, but not limited to, the following:

	1.	Annual audited financial statements within 75 days of each fiscal year end or sooner if required by the US Securities and Exchange Commission (“SEC”), accompanied by a compliance certificate.

	2.	Quarterly financial statements within 40 days of each quarter end or sooner if required by the SEC, accompanied by a compliance certificate.

	3.	Monthly financial statements within 30 days of each month end.

	4.	Annual perfection certificate supplement.

	5.	Management letters.

	6.	Annually prepared monthly budget for the upcoming year, including line items for budgeted Borrowing Base levels and credit utilization.

	7.	Collateral field audits and independent appraisals, at the expense of the Borrower, to be performed no more frequently than once per year or more frequently during the continuation of a Trigger Event.

	8.	Borrowing Base certificates on a monthly basis (unless a Trigger Event shall be continuing, in which case as often as may be reasonably requested by the

Revolving Co-Collateral Agent or the Revolving Administrative Agent) signed by a responsible corporate officer and supplemental or supporting exhibits, and other specific supporting data reasonably requested from time to time by the Revolving Co-Collateral Agents or the Revolving Administrative Agent, all on a basis and form to be determined after the Revolving Co-Collateral Agents have reviewed the results of the collateral audit work.

	9.	Notices of default, material litigation, material liens, material adverse change, reports to shareholders, other material events to be mutually agreed and casualty events.

Affirmative Covenants:	Affirmative covenants will apply to Borrower and its subsidiaries, will be subject to thresholds and/or exceptions to be negotiated and reflected in the Bank Documentation and will be those set forth above under the heading “Reporting and Related Requirements” and the following:

Payment of taxes; continuation of business and maintenance of existence and material rights and privileges; compliance with all applicable laws and regulations (including, without limitation, environmental matters, taxation and ERISA); maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; agreement to hold annual meetings of Lenders; further assurances (including, without limitation, with respect to security interests in after-acquired property); commercially reasonable efforts to cause the Bank Facilities and Borrower to continue to be rated by Moody’s and S&P (but not to maintain a specific rating); and delivery of an irrevocable notice of redemption for the Genesco Preferred Stock outstanding as of the Closing Date within a reasonable period of time after the Closing Date.

Negative Covenants:	Negative covenants will apply to Borrower and its subsidiaries and will be subject to thresholds and/or exceptions to be negotiated and reflected in the Bank Documentation and will be:

1. Limitation on dispositions of assets and changes of business.

2. Limitation on mergers and acquisitions.

	3.	Limitations on dividends, stock repurchases and redemptions and other restricted payments.

	4.	Limitation on indebtedness (including guarantees and other similar contingent obligations) and preferred stock and prepayment, amendment and redemption of subordinated debt and preferred stock.

	5.	Limitation on loans and investments.

	6.	Limitation on liens and further negative pledges.

	7.	Limitation on transactions with affiliates.

	8.	Limitation on restrictions on subsidiaries regarding dividends, loans to Borrower or its subsidiaries or transfer of property to Borrower or its subsidiaries.

	9.	Limitation on sale and leaseback transactions.

	10.	Limitation on capital expenditures.

	11.	Maintenance of holding companies and/or any inactive subsidiaries as passive, non-operating enterprises.

	12.	No modification or waiver of certain material documents to be agreed (including charter documents of Borrower and its subsidiaries) in any manner materially adverse to the Lenders without the consent of the Requisite Lenders.

	13.	No change to fiscal year.

	14.	Maintenance of intellectual property at the Borrower or any of the Guarantors.

Financial Covenants:	At any time that Excess Availability is at or below 10% of the then aggregate amount of the commitments under the Revolving Credit Facility, Borrower and its consolidated subsidiaries will be subject to a minimum fixed charge coverage ratio of 1.00:1.00.

Events of Default:	Events of default will be subject to materiality levels, default triggers, cure periods and/or exceptions to be negotiated and reflected in the Bank Documentation and will be: nonpayment, breach of representations and covenants, cross-defaults, loss of lien on collateral (other than immaterial collateral), invalidity of guarantees or other material provisions of the Bank Documentation, bankruptcy and insolvency events, ERISA events, restraint on doing business resulting in a material adverse effect, unsatisfied judgments and change of ownership or control (to be defined).

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the Revolving Credit Facility. Assignments will require payment of an administrative fee to the Revolving Administrative Agent and the consents of the Revolving Administrative Agent and Borrower, which consents shall not be unreasonably withheld; provided that (i) no consents shall be required for an assignment to an existing Lender or an affiliate of an existing Lender and (ii) no consent of Borrower shall be required during an event of default or prior to the completion of the primary syndication of the Revolving Credit Facility (as determined by UBSS)(it being understood that UBSS shall not as part of the primary syndication syndicate the Revolving Credit Facility to those financial institutions, if any, on the Blacklist). In addition, each Lender may sell participations in all or a portion of its loans and commitments under the Revolving Credit Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Revolving Credit Facility (except as to certain basic issues).

Expenses and Indemnification:	All reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of UBS, UBSS, the Revolving Administrative Agent, the Revolving Co-Collateral Agents and the Issuing Bank associated with the syndication of the Revolving Credit Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Revolving Administrative Agent for workout proceedings, enforcement costs and documentary taxes associated with the Revolving Credit Facility are to be paid by Borrower.

Borrower will indemnify the Lenders, UBS, UBSS, the Revolving Administrative Agent, the Revolving Co-Collateral Agents and the Issuing Bank and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Revolving Credit Facility; provided, however, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred primarily by reason of the bad faith, gross negligence or willful misconduct of such person.

Yield Protection, Taxes and Other Deductions:	The Bank Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of LIBOR, breakage losses, reserve and capital adequacy requirements.

All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender’s organization or of its applicable lending office). The Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the Revolving Administrative Agent for such taxes paid by the Lenders and the Revolving Administrative Agent, as the case may be.

Required Lenders:	Lenders holding at least a majority of total loans and commitments under the Revolving Credit Facility, with certain amendments requiring the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Revolving Credit Facility and amendments prior to completion of the primary syndication of the Revolving Credit Facility (as determined by UBSS) also requiring the consent of UBS.

Governing Law and Forum:	The laws of the State of New York. Each party to the Bank Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to UBS, UBSS, the Revolving Administrative Agent, the Issuing Bank and UBS AG, Stamford Branch in its capacity as one of the Revolving Co-Collateral Agents:	Latham & Watkins LLP.

ANNEX II

TERM LOAN FACILITY1

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower:	The Finish Line, Inc. (“Borrower”), the outstanding equity interests of which are currently traded in the public securities markets.

Sole Lead Arranger and Sole
Book Running Manager:	UBS Securities LLC (“UBSS” or the “Arranger”).

Lenders:	A syndicate of banks, financial institutions and other entities (other than the Blacklist), including UBS Loan Finance LLC (“UBS”), arranged by UBSS (collectively, the “Lenders”).

Term Loan Administrative Agent and Term Loan
Collateral Agent:	UBS AG, Stamford Branch (the “Term Loan Administrative Agent” and the “Term Loan Collateral Agent”).

Type and Amount of Facility:	A Term Loan Facility (the “Term Loan Facility”) in an aggregate principal amount of up to $690.0 million.

Purpose:	To finance a portion of the Acquisition consideration and the Refinancing and to pay fees, commissions and expenses in connection therewith.

Maturity Date:	7 years from the Closing Date.

Availability:	Upon satisfaction or waiver of conditions precedent to funding set forth herein, a single drawing may be made on the Closing Date of the full amount of the Term Loan Facility.

Amortization:	The Term Loan Facility will amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the Term Loan Facility, with the balance payable on the Maturity Date

Interest:	Interest options and default interest will be substantially identical to those in the Bank Documentation for the Revolving

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

Credit Facility. The applicable Interest Margin will be the basis points set forth in the following table.

	Base Rate Loans	LIBOR Loans
Term Loan Facility	125 bps	250 bps

To the extent the corporate credit is rated less than B2 (with a stable outlook) by Moody’s or less than B (with a stable out look) by S&P as of the Closing Date, each of the Interest Margins in the table above shall be increased by 25 bps.

Mandatory Prepayments:	At any time when a Trigger Event is not continuing, loans shall be prepaid in an amount equal to (a) 100% of the net cash proceeds received from the sale or other disposition of all or any part of the assets of Borrower or any of its subsidiaries after the Closing Date other than sales of inventory in the ordinary course of business and other than amounts reinvested in assets to be used in Borrower’s business within 12 months of such disposition (or if committed to be reinvested within such 12 months, reinvested within 6 months of such commitment) and subject to other exceptions to be agreed, (b) 100% of the net cash proceeds received by Borrower or any of its subsidiaries from the issuance of debt or preferred stock after the Closing Date, other than debt or preferred stock permitted to be incurred under the Bank Documentation and other exceptions to be agreed, (c) 100% of all casualty and condemnation proceeds received by Borrower or any of its subsidiaries, subject to reinvestment rights to be agreed and (d) 50% of excess cash flow of Borrower and its subsidiaries (to be defined in a manner to be agreed), subject to step- downs to 25% and 0% based upon leverage ratios to be agreed.

Optional Prepayments:	Optional prepayments of the Term Loan Facility will be permitted in whole or part, with prior notice but without premium or penalty, except LIBOR breakage costs, and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments.

Prepayment Premium:	None.

Guarantees:	The Term Loan Facility will be fully and unconditionally guaranteed on a joint and several basis by each of the guaran-

tors of the Revolving Credit Facility (collectively, the “Guarantors”).

Security:	The Term Loan Facility and any hedging or treasury management obligations to which a Lender or an affiliate of a Lender is a counterparty will be secured by (i) perfected first priority pledges of all of the equity interests of each of Borrower’s direct and indirect domestic subsidiaries (and of 65% of the equity interests of each of the Borrower’s direct and indirect first-tier foreign subsidiaries) and perfected first priority security interests in and mortgages on all tangible and intangible assets of the Borrower and the Guarantors, wherever located, now or hereafter owned (including, without limitation, equipment, general intangibles, intercompany notes, insurance policies, investment property, intellectual property, owned real property and cash and proceeds of the foregoing), other than the assets set forth in subparagraph (ii) below and (ii) perfected second priority security interests on all accounts receivable, inventory and deposit accounts of Borrower and the Guarantors, wherever located, now or hereafter owned, and all proceeds thereof (including cash, cash equivalents, instruments, chattel paper, general intangibles (excluding trademarks, trade names and other intellectual property), letters of credit, insurance proceeds and investment property in each case arising from any such accounts receivable, inventory and deposit accounts).

The priority of the security interests and related creditor rights between the Revolving Credit Facility and the Term Loan Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”) on terms and conditions reasonably satisfactory to the Revolving Administrative Agent, the Revolving Co-Collateral Agents, the Term Loan Administrative Agent and the Term Loan Collateral Agent.

Conditions to Borrowing:	Substantially identical to those conditions applicable to the initial extension of credit under the Revolving Credit Facility, other than any condition relating to “Borrowing Base”.

Representations and Warranties:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility.

Affirmative Covenants:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility plus the requirement to establish an interest rate protection program and/or have fixed rate financing on a percentage to be determined of the aggregate funded indebtedness of Borrower and its subsidiaries.

Negative Covenants:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility.

Financial Covenants:	None.

Events of Default:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility.

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commitments under the Term Loan Facility. Assignments will require payment of an administrative fee to the Term Loan Administrative Agent and the consent of the Term Loan Administrative Agent and the Borrower, which consent shall not be unreasonably withheld; provided that (i) no consent shall be required for an assignment to an existing Lender or an affiliate of an existing Lender and (ii) no consent of Borrower shall be required during an event of default or prior to the completion of the primary syndication of the Term Loan Facility (as determined by UBSS) (it being understood that UBSS shall not as part of the primary syndication syndicate the Term Loan Facility to those financial institutions, if any, on the Blacklist). In addition, each Lender may sell participations in all or a portion of its loans and commitments under the Term Loan Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Term Loan Facility (except as to certain basic issues).

Expenses and Indemnification:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility.

Yield Protection, Taxes and Other Deductions:	Substantially identical to those in the Bank Documentation for the Revolving Credit Facility.

Required Lenders:	Lenders holding at least a majority of total loans and commitments under the Term Loan Facility, with certain amendments requiring the consent of Lenders holding a greater percentage (or all) of the total loans and commitments under the Term Loan Facility and amendments prior to completion of the primary syndication of the Term Loan Facility (as determined by UBSS) also requiring the consent of UBS.

Governing Law and Forum:	The laws of the State of New York. Each party to the Bank Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.
Counsel to UBS, UBSS, the Term Loan Administrative Agent and the Term Loan
Collateral Agent:	Latham & Watkins LLP.

ANNEX III

BRIDGE FACILITY

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS1

Borrower:	The Finish Line, Inc. (“Borrower”), the outstanding equity interests of which are currently traded in the public securities markets.

Sole Lead Arranger and Sole
Book Running Manager:	UBS Securities LLC (“UBSS” or the “Arranger”).

Lenders:	A syndicate of banks, financial institutions and other entities (other than the Blacklist), including UBS Loan Finance LLC (“UBS”), arranged by UBSS.

Bridge Loan Administrative Agent:	UBS AG, Stamford Branch (the “Bridge Loan Administrative Agent”).

Type and Amount of Bridge Facility:	$700.0 million senior unsecured bridge loan facility (the “Bridge Facility”).

Purpose:	Proceeds of borrowings under the Bridge Facility (the “Initial Loans”) will be used to finance a portion of the Acquisition and the Refinancing and to pay fees, commissions and expenses in connection therewith.

Maturity/Exchange:	All the Initial Loans will mature on the date that is one year following the Closing Date (the “Maturity Date”). If any Initial Loan has not been previously repaid in full on or prior to the Maturity Date, subject to the conditions out- lined below under “Conditions to Conversion of the Initial Loans,” such Initial Loan shall be converted into a term loan (each, a “Extended Term Loan” and, together with the Initial Loans, the “Loans”) maturing on the 8th anniversary of the Closing Date (the “Final Maturity Date”). The Lenders in respect of the Initial Loans and the Extended Term Loans will have the option (i) in the case of Initial Loans, at the Maturity Date or (ii) in the case of Extended Term Loans, at any time or from time to time, to receive

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

notes (the “Exchange Notes”) in exchange for such Initial Loans or Extended Term Loans having the terms set forth in the term sheet attached hereto as Exhibit A.

Availability:	Upon satisfaction of conditions precedent to drawing to be specified herein, a single drawing may be made on the Closing Date of up to the full amount of the Bridge Facility.

Interest:	Prior to the Maturity Date, the Initial Loans will accrue interest at a rate per annum equal to the three-month London Interbank Offered Rate (“LIBOR”) as determined by UBS for a corresponding U.S. dollar deposit amount (adjusted quarterly) plus a spread (the “Spread”). The initial Spread will be determined based on the bond rating of the Borrower and the lease-adjusted leverage ratio as of the Closing Date. If (i) such ratings are Caa1 (with a stable outlook) or better by Moody’s and CCC+ (with a stable outlook) or better by S&P (such ratings, the “Ratings Threshold”) and (ii) the lease-adjusted leverage ratio for the last 12 months ending more than 45 days prior to the Closing Date (after giving effect to the Transactions) is less than 6.5x (the “Leverage Threshold”, and together with the Ratings Threshold, the “Thresholds”), then the Spread will initially be 500 basis points, and if the Thresholds are not met, then the Spread will initially be 600 basis points. If the Initial Loans are not repaid in full within six months following the Closing Date, the Spread will increase by 50 basis points at the beginning of the subsequent three-month period and shall increase by an additional 50 basis points at the beginning of each three-month period thereafter (but, in any event, not on the Maturity Date). LIBOR will be adjusted for statutory reserve requirements (if any).

Interest on the Initial Loans will be payable in arrears at the end of each three-month period and at the Maturity Date. Interest on the Initial Loans shall not exceed 12.0% per annum (the “Total Cap”); provided that the Total Cap for the Initial Loans and the Exchange Notes shall each be increased by 100 basis points if the Thresholds are not met.

Following the Maturity Date, all outstanding Extended Term Loans will accrue interest at the rate provided for in the Exchange Notes in Exhibit A hereto; provided that a holder of an Extended Term Loan may at any time fix the rate thereon at the effective rate (such loans, “Fixed Rate Term Loans”).

Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Interest:	Upon the occurrence and during the continuance of an event of default, interest will accrue on the amount of any loan or other amount outstanding under the Bridge Facility at a rate of 2.0% per annum plus the rate otherwise applicable to the loans under the Bridge Facility and will be payable on demand.

Mandatory Prepayment:	Borrower will be required to prepay Initial Loans and Extended Term Loans (other than Fixed Rate Term Loans), and offer to prepay Fixed Rate Term Loans, on a pro rata basis, at par plus accrued and unpaid interest, in an amount equal to (a) 100% of the net proceeds received from the sale or other disposition of assets of Borrower or any of its subsidiaries after the Closing Date, other than sales of inventory in the ordinary course of business and other exceptions to be agreed and subject to reinvestment rights to be agreed and prepayment of the Bank Facilities, (b) 100% of the net proceeds received by Borrower or any of its subsidiaries from the issuance of debt or preferred stock after the aries from the issuance of debt or preferred stock after the Closing Date, other than exceptions to be agreed and (c) 100% of the net proceeds received from the issuance of common equity (including, but not limited to, upon the exercise of warrants and options) by, or equity contributions to, Borrower after the Closing Date and (d) 100% of all casualty and condemnation proceeds received by Borrower or any of its subsidiaries, subject to reinvestment rights to be agreed and prepayment of the Bank Facilities.

Optional Prepayments:	The Initial Loans and Extended Term Loans (other than Fixed Rate Term Loans) may be prepaid, in whole or in part, at the option of Borrower, at any time with prior notice, at par plus accrued and unpaid interest and breakage costs. The Fixed Rate Term Loans will be subject to prepayment restrictions and premiums consistent with Fixed Rate Exchange Notes.

Guarantees:	The Bridge Facility will be guaranteed on a senior unsecured basis by each of Borrower’s subsidiaries that guarantees the Bank Facilities.

Security:	None.

Conditions to Borrowing:	Conditions precedent to borrowing under the Bridge Facility will be those set forth in the Commitment Letter and

Annex IV to the Commitment Letter, the absence of any continuing default or event of default, subject to the limitations set forth in the penultimate sentence under “Conditions” in the Commitment Letter, the accuracy of all representations and warranties, receipt of a customary borrowing notice, and there being no legal bar to the lenders making the loans.

Representations and Warranties:	Substantially the same as those in the Bank Documentation, with such changes as are necessary or appropriate for the Bridge Facility.

Affirmative and Negative Covenants:	Substantially the same as those in the Bank Documentation, with such changes as are necessary or appropriate for the Bridge Facility, as well as compliance with obligations in the Fee Letter.

Financial Covenants:	None.

Events of Default:	Events of default will be subject to materiality levels, default triggers, cure periods and/or exceptions to be negotiated and reflected in the Bridge Documentation and will include (without limitation) the following: nonpayment, breach of representations and covenants, cross-payment default and cross-acceleration, invalidity of guarantees or other material provisions of the Bridge Documentation, bankruptcy and insolvency events, ERISA events, restraint on doing business resulting in a material adverse effect, unsatisfied judgments and change of ownership or control (to be defined).

Conditions to Conversion
of Initial Loans:	On the Maturity Date, unless (i) Borrower or any significant subsidiary thereof is subject to a bankruptcy or other insolvency proceeding, (ii) there exists a matured default with respect to the Initial Loans or (iii) there exists a default in the payment when due at final maturity of any indebtedness of Borrower or any of its subsidiaries, or the maturity of such indebtedness shall have been accelerated, the Initial Loans shall automatically be converted into Extended Term Loans (subject to the Lenders’ rights to convert Initial Loans into Exchange Notes as set forth in Exhibit A hereto).

Assignments and Participations:	Each Lender may assign all or, subject to minimum amounts to be agreed, a portion of its loans and commit-

ments under the Bridge Facility. Assignments will require payment of an administrative fee to the Bridge Loan Administrative Agent and, except for an assignment to an existing Lender or an affiliate of an existing Lender, the consent of the Bridge Loan Administrative Agent and Borrower, which consents shall not be unreasonably withheld; provided that (i) no consent shall be required for an assignment to an existing Lender or an affiliate of an existing Lender and (ii) no consent of Borrower shall be required during an event of default or prior to the completion of the primary syndication of the Bridge Facility (as determined by UBSS) (it being understood that UBSS shall not as part of the primary syndication syndicate the Bridge Facility to those financial institutions, if any, on the Blacklist). In addition, each Lender may sell participations in all or a portion of its loans and commitments under the Bridge Facility; provided that no purchaser of a participation shall have the right to exercise or to cause the selling Lender to exercise voting rights in respect of the Bridge Facility (except as to certain basic issues).

Expenses and Indemnification:	All reasonable out-of-pocket expenses (including but not limited to reasonable legal fees and expenses and expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) of UBS, UBSS and the Bridge Loan Administrative Agent associated with the syndication of the Bridge Facility and with the preparation, execution and delivery, administration, amendment, waiver or modification (including proposed amendments, waivers or modifications) of the documentation contemplated hereby are to be paid by Borrower. In addition, all out-of-pocket expenses (including but not limited to reasonable legal fees and expenses) of the Lenders and the Bridge Loan Administrative Agent for workout proceedings, enforcement costs and documentary taxes associated with the Bridge Facility are to be paid by Borrower.

Borrower will indemnify the Lenders, UBS, UBSS and the Bridge Loan Administrative Agent and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Bridge Facility; provided, how-

ever, that no such person will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred primarily by reason of the bad faith, gross negligence or willful misconduct of such person.

Yield Protection, Taxes and
Other Deductions:	The Bridge Documentation will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of LIBOR, breakage losses and reserve and capital adequacy requirements.

All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender’s organization or of its applicable lending office). Borrower will indemnify the Lenders and the Bridge Loan Administrative Agent for such taxes paid by the Lenders or the Bridge Loan Administrative Agent. The Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the Bridge Loan Administrative Agent for such taxes paid by the Lenders and the Bridge Loan Administrative Agent, as the case may be.

Requisite Lenders:	Lenders holding at least a majority of total loans and commitments under the Bridge Facility, with certain modifications or amendments requiring the consent of Lenders holding a greater percentage (or all) of the total Loans and commitments under the Bridge Facility.

Governing Law and Forum:	The laws of the State of New York. Each party to the Bridge Documentation will waive the right to trial by jury and will consent to jurisdiction of the state and federal courts located in The City of New York.

Counsel to UBSS and
the Bridge Loan Administrative Agent:	Latham & Watkins LLP.

Exhibit A to Annex III

Summary of Principal Terms and Conditions

of Exchange Notes

Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer:	Borrower will issue Exchange Notes under an indenture which complies with the Trust Indenture Act (the “Indenture”). Borrower in its capacity as issuer of the Exchange Notes is referred to as the “Issuer.”

Guarantors:	Same as Initial Loans.

Principal Amount:	The Exchange Notes will be available only in exchange for the Initial Loans (at the Maturity Date) or the Extended Term Loans (at any time). The principal amount of any Exchange Note will equal 100% of the aggregate principal amount of the Initial Loans or the Extended Term Loans for which it is exchanged.

Maturity:	The Exchange Notes will mature on the 8th anniversary of the Closing Date.

Interest Rate:	The Exchange Notes will bear interest at a rate equal to the Initial Rate (as defined below) plus the Exchange Spread (as defined below). Any holder of an Exchange Note may at any time fix the rate thereon at the effective rate (such Exchange Notes, “Fixed Rate Exchange Notes”). Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Total Cap. The “Initial Rate” shall be equal to the interest rate applicable to the Initial Loans and in effect on the Maturity Date. “Exchange Spread” shall mean 50 basis points during the three-month period commencing on the Maturity Date and shall increase by 50 basis points at the beginning of each subsequent three-month period.

Calculation of interest shall be on the basis of the actual number of days elapsed in a year of twelve 30-day months.

Default Interest:	In the event of a payment default on the Exchange Notes, interest on the Exchange Notes will accrue at a rate of 2.0% per annum in excess of the rate otherwise applicable to the Exchange Notes, and will be payable in accordance with the provisions described above under the heading “Interest Rate.”

Ranking:	Same as Initial Loans.

Mandatory Offer to Purchase:	The Issuer will be required to offer to purchase the Exchange Notes upon a Change of Control (to be defined in the Indenture) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Optional Redemption:	Exchange Notes (other than Fixed Rate Exchange Notes) will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date.

Except as set forth in the following paragraph, Fixed Rate. Exchange Notes will not be redeemable at the option of the Issuer on or prior to the third anniversary of the Maturity Date. Subsequent to the third anniversary of the Maturity Date, each Fixed Rate Exchange Note will be redeemable at the option of the Issuer: (a) at a premium equal to 50% of the coupon of such Fixed Rate Exchange Note after the third anniversary of the Maturity Date but on or prior to the fourth anniversary of the Maturity Date, (b) at a premium equal to 25% of the coupon of such Fixed Rate Exchange Note after the fourth anniversary of the Maturity Date but on or prior to the fifth anniversary of the Maturity Date, and (c) at par thereafter.

Each Fixed Rate Exchange Note will be redeemable at the option of the Issuer prior to the third anniversary of the Maturity Date with the net cash proceeds of qualified equity offerings of Borrower at a premium equal to the coupon on such Fixed Rate Exchange Note; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Exchange Notes originally issued shall remain outstanding.

Registration Rights:	The Issuer will be required to:

• within 120 days after the Maturity Date, file a registration statement for an offer to exchange the Exchange Notes for publicly registered notes with identical terms;

• use its reasonable best efforts to cause the registration statement to become effective under the Securities Act within 180 days after the Maturity Date;

• complete the exchange offer within 210 days after the Maturity Date; and

• file a shelf registration statement for the resale of the Exchange Notes if it cannot complete an exchange offer within those time periods listed above and in certain other circumstances.

If the Issuer does not comply with these obligations, it will be required to pay additional interest to the holders of the Exchange Notes at the rate of 25 bps per annum, increasing by 25 bps per annum at the beginning of each three-month period thereafter until such time as such failure is cured up to a maximum amount of 100 bps per annum for so long as such failure has not been cured.

In addition, unless and until the Issuer has consummated the exchange offer and, if required, caused the shelf registration statement to become effective, the holders of the Exchange Notes will have the right to “piggy-back” the Exchange Notes in the registration of any debt securities (subject to customary scale-back provisions) that are registered by the Issuer (other than on a Form S-4) unless all the Exchange Notes and Extended Term Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange Notes:	The holders of the Exchange Notes shall have the absolute and unconditional right to transfer the Exchange Notes in compliance with applicable law to any third parties.

Covenants:	Those typical for an indenture governing a high yield note issue of a new issuer.

Events of Default:	Those typical for an indenture governing a high yield note issue of a new issuer.

Governing Law:	The laws of the State of New York.

ANNEX IV

CONDITIONS TO CLOSING1

The commitment of UBS under the Commitment Letter with respect to each of the Facilities, the agreements of UBS and UBSS to perform the services described in the Commitment Letter, and the funding of the Facilities are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

1.                    UBS shall have reviewed, and be satisfied with, the final structure of the Acquisition and the terms and conditions of the Acquisition Agreement (it being understood that UBS is satisfied with the execution version of the Acquisition Agreement received by UBS at 9:19 p.m. Los Angeles time on June 16, 2007 and the structure of the Acquisition reflected therein and the disclosure schedules to the Acquisition Agreement received by UBS at 7:47 a.m. Los Angeles time on June 17, 2007). The Acquisition and the other Transactions shall be consummated concurrently with the initial funding of the Facilities in accordance with the Acquisition Agreement without giving effect to any waivers or amendments thereof that is material and adverse to the interests of the Lenders, unless consented to by UBS in its reasonable discretion. Immediately following the Transactions, none of Borrower, the Acquired Business nor any of their subsidiaries shall have any indebtedness or preferred equity other than as set forth in the Commitment Letter.

2.                    UBS shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Acquired Business for each of the last three fiscal years ending more than 90 days prior to the Closing Date (collectively, the “Audited Financial Statements”), (ii) unaudited consolidated (and to the extent available, consolidating) balance sheets and related statements of income, stockholders’ equity and cash flows of each of Borrower and the Acquired Business for each fiscal quarter of the current fiscal year ending more than 45 days prior to the Closing Date and for the comparable periods of the preceding fiscal year (the “Unaudited Financial Statements”) (with respect to which the independent auditors shall have performed an SAS 100 review), (iii) to the extent produced by you or by the Acquired Business, unaudited consolidated (and to the extent available, consolidating) balance sheets and related statements of income of each of Borrower and the Acquired Business for each fiscal month ending after the last fiscal quarter covered by the Unaudited Financial Statements and more than 30 days prior to the Closing Date and for the comparable periods of the preceding fiscal year, (iv) a pro forma consolidated (and to the extent available, consolidating) balance sheet and related statements of income for Borrower and the Acquired Business (the “Pro Forma Financial Statements”), as well as pro forma levels of EBITDAR (“Pro Forma EBITDAR”) calculated in a manner reasonably satisfactory to UBS, for the last fiscal year covered by the Audited Financial Statements and for the latest twelve-month period ending more than 45 days prior to the Closing Date, in each case after giving effect to the Transactions and (v) forecasts of the financial performance of Borrower and its subsidiaries (x) on an annual basis, through March 3, 2015 and (y) on a monthly basis, through the Borrower’s 2009 fiscal year end. The financial statements referred to in clauses (i), (ii) and (iii) shall be prepared in accordance with ac-

[1]	All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex IV is attached.

counting principles generally accepted in the United States. The Pro Forma Financial Statements shall be prepared on a basis substantially consistent with pro forma financial statements set forth in a registration statement filed with the SEC, subject to customary exceptions for Rule 144A offering materials.

3.                    The transactions contemplated by the Commitment Letter shall be in compliance, in all material respects, with all applicable Canadian and U.S. federal and state laws and regulations. All necessary governmental approvals in connection with the Transactions shall have been obtained and shall be in effect. To the extent required by the Acquisition Agreement, all requisite shareholder approvals and consents required by applicable law or the transactional documents with respect to the Acquisition Agreement and the governing documents of Borrower necessary to effect the merger contemplated by the Acquisition Agreement shall have been obtained and shall be in full force and effect.

4.                    Borrower and each of the Guarantors shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

5.                    All costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation payable to the Lenders, UBSS, UBS, the Revolving Administrative Agent, the Revolving Co-Collateral Agents, the Term Loan Administrative Agent or the Term Loan Collateral Agent by the Borrower shall have been paid, to the extent then due and payable.

6.                    All documents and instruments required to perfect each of the Collateral Agents’ security interest in the collateral described under the heading “Security” in the Revolver Term Sheet and the Term Loan Term Sheet shall have been executed and delivered and, if applicable, be in proper form for filing, and none of such collateral shall be subject to any other pledges, security interests or mortgages, except customary permitted liens and other limited exceptions permitted under the Bank Documentation; provided, however, that, with respect to any such collateral the security interest in which may not be perfected by filing of a UCC financing statement or possession of such collateral, if the perfection of each of the Collateral Agents’ security interest in such collateral may not be accomplished prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings under the Bank Facilities if Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within a period after the Closing Date reasonably acceptable to the Revolving Co-Collateral Agents and the Term Loan Collateral Agent.

7.                    The Lenders shall have received all customary opinions, certificates and closing documentation as UBS shall reasonably request, including but not limited to a solvency certificate.

Additional Bridge Facility Condition

In addition, the commitment of the Lenders under the Commitment Letter with respect to the Bridge Facility, the agreements of UBS and UBSS to perform the services described in the

Commitment Letter, the consummation of the Transactions and the funding of the Bridge Facility are subject to the following additional conditions precedent set forth below.

1.                    Borrower shall have engaged the Investment Bank referred to in the Fee Letter to place the Securities (as defined below). Borrower shall have prepared and delivered to the Investment Bank a substantially completed initial draft of an offering memorandum for a private placement pursuant to Rule 144A or prepare, file and cause to become effective a registration statement under the Securities Act of 1933 and prepare a related prospectus, as determined by the Investment Bank, in each case, which shall contain audited, unaudited (which shall have been reviewed by the independent accountants for the Borrower and the Acquired Business as provided in the procedures specified by the Public Company Accounting Oversight Board in AU722) and pro forma financial statements, all meeting the requirements of Regulation S-X under the Securities Exchange Act of 1934 and other information required in a registration statement on Form S-1 for an offering registered under the Securities Act of 1933 (except as may be mutually agreed) and shall be in form for distribution to investors, otherwise in form and substance satisfactory to the Investment Bank and that would be necessary for the Investment Bank to receive customary “comfort” (including customary “negative assurance” comfort) from independent public accountants in connection with a private placement or public offering of Securities (an “Offering Document”), at least 30 business days prior to the Closing Date. The Investment Bank shall have had the opportunity to market senior, senior subordinated or subordinated debt securities and/or preferred equity securities or other debt financing of the Borrower (the proceeds of which will be used to provide funds for the Transactions if such financing is completed on or prior to the Closing Date (and thereby reduce on a dollar-for-dollar basis the aggregate amount of the commitments of UBS under the Commitment Letter in respect of the Bridge Facility) or, to the extent such financing occurs subsequent to the making of the Bridge Loans, the proceeds of which will be used to refinance such Loans) (the “Securities”) for not less than 15 calendar days after receipt of an Offering Document, unless a shorter period is acceptable to the Investment Bank